EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is made effective as of April 26, 2011 (“Effective Date”), by and between JDA Software Group, Inc., a Delaware corporation (“Company”) and Thomas Dziersk (“Executive”) (either party individually, a “Party”; collectively, the “Parties”).

WHEREAS, Company desires to retain the services of Executive as Executive Vice President Sales and Marketing;

WHEREAS, the Parties desire to enter into this Agreement to set forth the terms and conditions of Executive’s employment by Company and to address certain matters related to Executive’s employment with Company;

NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein, and for other good and valuable consideration, the Parties hereto agree as follows:

1.     Employment. Company hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein.

2.     Duties.

2.1     Position. Executive is employed as Executive Vice President Sales and Marketing, and shall have the duties and responsibilities assigned by Company’s Chief Executive Officer (“CEO”) as may be reasonably assigned from time to time. Executive shall perform faithfully and diligently all duties assigned to Executive. Company reserves the right to modify Executive’s position and duties at any time in its sole and absolute discretion, provided that the duties assigned are consistent with the position of Executive Vice President Sales and Marketing or are otherwise agreed upon with Executive.

2.2     Standard of Conduct/Full-time. During the term of this Agreement, Executive will act loyally and in good faith to discharge the duties of Executive Vice President Sales and Marketing, and will abide by all policies and decisions made by Company, as well as all applicable federal, state and local laws, regulations or ordinances. Executive will act solely on behalf of Company at all times. Executive shall devote Executive’s full business time and efforts to the performance of Executive’s assigned duties for Company, unless Executive notifies the CEO in advance of Executive’s intent to engage in other paid work and receives the CEO’s express written consent to do so.

2.3     Work Location. Executive shall be a virtual employee assigned to the Company’s office in Dallas, Texas, or such other location or arrangement as the parties may agree upon from time to time.

3.     At-Will Employment. Executive’s employment with the Company is at-will and not for any specified period and may be terminated at any time, with or without cause (as defined below) or advance notice, by either Executive or the Company subject to the provisions regarding termination set forth below in Section 7. Any change to the at-will employment relationship must be by specific, written agreement signed by Executive and the Company, and must be approved by the Company’s CEO and the Company’s Board of Directors. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at‑will relationship

4.     Compensation.

4.1     Base Salary. As compensation for Executive’s performance of Executive’s duties hereunder, Company shall pay to Executive a salary of $450,000 per year, payable in equal monthly installments and in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions.

4.2    Equity. Subject to approval by Company’s Board of Directors (the “Board”), Company may from time to time grant to Executive various forms of equity awards of Company’s common stock (the “Equity Awards”). The Equity Awards will be subject to the terms and conditions of Company’s 2005 Performance Incentive

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Plan, or any other subsequent employee equity plan approved in the future by the Board and, if applicable, the Company’s shareholders, as designated by the Board (the “Plan”). The Equity Awards will also be subject to the terms and conditions contained in the applicable forms of award agreement adopted by the Board and certain vesting acceleration provisions described in this Agreement.

4.3     Incentive Compensation. In addition, Executive will also be eligible to receive incentive compensation subject to the terms and conditions contained in the Executive Bonus Plan, which is approved by the Board and is subject to amendment from time to time by the Board in its sole and absolute discretion (a “Bonus”). Unless otherwise provided herein, the payment of any Bonus pursuant to this Section 4.3 shall be made in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions.

4.4     Performance and Salary Review. The Board will periodically review Executive’s performance on no less than an annual basis. Adjustments to salary or other compensation, if any, will be made by the Board in its sole and absolute discretion.

5.     Customary Fringe Benefits and Facilities. Executive will be eligible for all customary and usual fringe benefits generally available to executives of Company subject to the terms and conditions of Company’s benefit plan documents. Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time, effective upon notice to Executive; provided, however, that during the period of employment under this Agreement, Executive and his spouse and eligible dependents shall be entitled to receive all benefits of employment generally available to other members of Company’s management and those benefits for which key executives are or shall become eligible, when and as Executive becomes eligible therefore, including, without limitation, group health, life and disability insurance benefits and participation in Company’s 401 (k) plan.

6.     Business Expenses. Executive will be reimbursed for all reasonable, out-of pocket business expenses incurred in the performance of Executive’s duties on behalf of Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company’s policies. Any reimbursement Executive is entitled to receive shall (a) be paid no later than the last day of Executive’s tax year following the tax year in which the expense was incurred, (b) not be affected by any other expenses that are eligible for reimbursement in any tax year and (c) not be subject to liquidation or exchange for another benefit.

7.     Termination of Executive’s Employment.

7.1    Termination for Cause or Disability by Company; Death. Company may terminate Executive’s employment immediately at any time for Cause or following Executive’s Disability (as defined below). Executive’s employment shall terminate automatically upon Executive’s death. For purposes of this Agreement, “Cause” is defined as: (a) theft, dishonesty, or intentional falsification of any employment or Company records; improper disclosure of Company’s confidential or proprietary information; (b) Executive’s conviction (including any plea of guilty or nolo contendere) for any criminal act that materially impairs his ability to perform his duties for Company; (c) willful misconduct or breach of fiduciary duty for personal profit by Executive, (d) Executive’s material failure to abide by the Company’s code of conduct or code of ethics policies resulting in demonstrable injury to the Company or its reputation, or (e) a material breach of this Agreement by Executive which is not cured within thirty (30) days of receipt by Executive of reasonably detailed written notice from Company. For purposes of this Agreement, “Disability” shall have the meaning assigned to it in the group long term disability insurance policy maintained by the Company for the benefit of its employees. In the absence of such a policy, “Disability” means that, as a result of Executive’s mental or physical illness, Executive is unable to perform (with or without reasonable accommodation in accordance with the Americans with Disabilities Act) the duties of Executive’s position pursuant to this Agreement for a continuous period of three (3) years. In the event Executive’s employment is terminated in accordance with this Section 7.1, Executive shall be entitled to receive only unpaid Base Salary then in effect, prorated to the date of termination, together with any amounts to which Executive is entitled pursuant to Sections 5 or 6 hereof. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Except as specifically set forth in this Section 7.1, Executive will not be entitled to receive the Severance Benefits described in Section 7.2, below.

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7.2     Termination Without Cause by Company; Severance. Company may terminate Executive’s employment under this Agreement without Cause at any time on sixty (60) days’ advance written notice to Executive. In the event of such termination, Executive will receive the unpaid Base Salary then in effect, prorated to the effective date of termination, together with any amounts to which Executive is entitled pursuant to Sections 5 or 6 hereof. In addition, the Company shall (X) pay a lump sum on the forty-fifth (45th) day following such termination in an amount equal to his Base Salary for twenty-four (24) months from the termination date plus one year’s base Bonus pursuant to Section 4.3 of this Agreement for the calendar year during which the termination occurs, calculated based on the Bonus that would be paid to Executive if he had not been terminated and if all performance based milestones were achieved at the 100% level by both Company and the Executive, such Bonus to be, solely for the purpose of defining Severance Benefits, not less than $450,000; and (Y) cause the immediate acceleration of the vesting of all outstanding earned-but-unvested Equity Awards (such amounts and accelerated vesting, together with any amounts to which Executive is entitled pursuant to Sections 5 or 6 hereof as of the date of termination, shall be referred to herein as the “Severance Benefits”), provided that (A) Executive executes a full general release, releasing all claims, known or unknown, that Executive may have against Company arising out of or any way related to this Agreement or Executive’s employment or termination of employment with Company and such release has become effective in accordance with its terms prior to the forty-fifth (45th) day following such termination, in substantially the form attached hereto as Exhibit A, or in another form that is acceptable to Company in its sole discretion, and (B) the Severance Benefits shall be subject to Section 7.6 below. For purposes of this agreement, an “earned-but-unvested Equity Award” means an Equity Award or any portion thereof that remains subject to a substantial risk of forfeiture until both (i) one or more applicable corporate financial or other business performance goals have been satisfied and (ii) Executive’s service with the Company has continued through a specified date, and with respect to such Equity Award the condition specified in clause (i) of this sentence has been satisfied but the condition specified in clause (ii) of this sentence has not been satisfied. All other Company obligations to Executive will be automatically terminated and completely extinguished upon termination of employment. The provisions of this Section 7.2 shall not apply to termination of Executive’s employment by reason of death or Disability.

7.3    Termination for Good Reason by Executive; Severance. Executive may terminate Executive’s employment under this Agreement for Good Reason (defined below) at any time on five (5) days’ advance written notice to Company given within one hundred eighty (180) days following the initial existence of a condition constituting Good Reason. In the event of such termination for Good Reason, Executive will receive the unpaid Base Salary then in effect, prorated to the effective date of termination together with any amounts to which Executive is entitled pursuant to Sections 5 and 6 hereof. If such termination of Executive’s employment occurs upon or within a period of twenty-four (24) months following a Change in Control (as such term or a substantially similar term is defined by the Plan, a “Change in Control”), then, in addition, Executive will be entitled to receive the Severance Benefits described in Section 7.2, above, provided that Executive complies with the conditions to receiving the Severance Benefits described in Sections 7.2(A) and 7.2(B), above. All other Company obligations to Executive will be automatically terminated and completely extinguished upon termination of employment. For purposes of this Agreement, “Good Reason” is defined as the occurrence and continuation of any of the following conditions, provided that Executive has delivered written notice to the Company of such condition within ninety (90) days after its initial existence and the Company has failed to cure such condition within thirty (30) days following such written notice:

(a) a material, adverse change in Executive’s authority, responsibilities or duties;

(b) the relocation of Executive’s work place for Company over Executive’s written objection, to a location more than thirty (30) miles from Austin, Texas;

(c) a failure to pay, or any material reduction of Executive’s Base Salary or Executive’s Bonus without Executive’s written consent (subject to applicable performance requirements with respect to the actual amount of Bonus earned by Executive); or

(d) any material breach of this Agreement by Company that is not cured within thirty (30) days of Company’s receipt of written notice from Executive specifying the material breach of this Agreement.

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7.4     Voluntary Resignation by Executive. Executive may voluntarily resign Executive’s position with Company for any reason, at any time after the Effective Date, on five (5) days’ advance written notice. In the event of Executive’s resignation, Executive will be entitled to receive only the Base Salary for the five-day notice period and no other amount (other than amounts to which Executive is entitled pursuant to Section 5 or 6 hereof). All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished upon termination of employment. In addition, Executive will not be entitled to receive any other Severance Benefits described in Section 7.2, above. The provisions of this Section 7.4 shall not apply to Executive’s resignation for Good Reason.

7.5    Forfeiture of Severance Benefits. The right of Executive to receive or to retain Severance Benefits pursuant to Section 7.2 or Section 7.3 shall be subject to Executive’s continued compliance with the Covenants (as defined in Section 12). In the event that Executive breaches any of the Covenants, the Company shall have the right to (a) terminate any further provision of Severance Benefits not yet paid or provided, (b) seek reimbursement from Executive for any and all such Severance Benefits previously paid or provided to Executive, (c) recover from Executive all shares of stock of the Company the vesting of which was accelerated by reason of the Severance Benefits (or the proceeds therefrom, reduced by any exercise or purchase price paid to acquire such shares), and (d) to immediately cancel all Equity Awards the vesting of which was accelerated by reason of the Severance Benefits.

8.     No Conflict of Interest. During the term of Executive’s employment with Company, Executive must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Company. If the Board reasonably believes such a conflict exists during the term of this Agreement, the Board may ask Executive to choose to discontinue the other work or resign employment with Company.

9.    Post-Termination Non-Competition.

9.1     Consideration For Promise To Refrain From Competing. Executive agrees that Executive’s services are special and unique, that Company’s disclosure of confidential, proprietary information and specialized training and knowledge to Executive, and that Executive’s level of compensation and benefits are partly in consideration of and conditioned upon Executive not competing with Company. Executive acknowledges that such consideration is adequate for Executive’s promises contained within this Section 9.

9.2     Promise To Refrain From Competing. Executive understands Company’s need for Executive’s promise not to compete with Company is based on the following: (a) Company has expended, and will continue to expend, substantial time, money and effort in developing its proprietary information; (b) Executive will in the course of Executive’s employment develop, be personally entrusted with and exposed to Company’s proprietary information; (c) both during and after the term of Executive’s employment, Company will be engaged in the highly competitive retail demand chain software industry; (d) Company provides products and services nationally and internationally; and (e) Company will suffer great loss and irreparable harm if Executive were to enter into competition with Company. Therefore, in exchange for the consideration described in Section 9.1 above, Executive agrees that for the period of nine (9) months following the date Executive ceases to render services to Company (the “Covenant Period”), Executive will not either directly or indirectly, whether as an owner, director, officer, manager, consultant, agent or employee: (i) work for a competitor of Company, which is defined to include those entities or persons in the business of developing, marketing, selling and supporting software specifically designed for businesses in the retail and consumer packaged goods markets (the “Restricted Business”) or (ii) make or hold during the Covenant Period any investment in any Restricted Business, whether such investment be by way of loan, purchase of stock or otherwise, provided that there shall be excluded from the foregoing the ownership of not more than 1% of the listed or traded stock of any publicly held corporation. For purposes of this Section 9, the term “Company” shall mean and include Company, any subsidiary or affiliate of Company, any successor to the business of Company (by merger, consolidation, sale of assets or stock or otherwise) and any other corporation or entity of which Executive may serve as a director, officer or employee at the request of Company or any successor of Company. For the avoidance of doubt, Restricted Business shall not include a company that develops, markets, sells or supports software that applies to a variety of vertical markets (“Cross Vertical Solutions”) where the company may have customized its Cross Vertical Solutions for the retail and consumer packaged goods markets, but does not have software that is primarily targeted to the retail and consumer packaged goods markets.

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9.3     Reasonableness of Restrictions. Executive represents and agrees that the restrictions on competition, as to time, geographic area, and scope of activity, required by this Section 9 are reasonable, do not impose a greater restraint than is necessary to protect the goodwill and business interests of Company, and are not unduly burdensome to Executive. Executive expressly acknowledges that Company competes on an international basis and that the geographical scope of these limitations is reasonable and necessary for the protection of Company’s trade secrets and other confidential and proprietary information. Executive further agrees that these restrictions allow Executive an adequate number and variety of employment alternatives, based on Executive’s varied skills and abilities. Executive represents that Executive is willing and able to compete in other employment not prohibited by this Agreement.

9.4    Reformation if Necessary. In the event a court of competent jurisdiction determines that the geographic area, duration, or scope of activity of any restriction under this Section 9 and its subsections is unenforceable, the restrictions under this section and its subsections shall not be terminated but shall be reformed and modified to the extent required to render them valid and enforceable. Executive further agrees that the court may reform this Agreement to extend the Covenant Period by an amount of time equal to any period in which Executive is in breach of this covenant.

10.    Confidentiality and Proprietary Rights. Executive agrees to read, sign and abide by Company’s Employee Innovations and Proprietary Rights Assignment Agreement, which was previously executed by Executive and incorporated herein by reference.

11.    Nonsolicitation.

11.1    Nonsolicitation of Customers or Prospects. Executive acknowledges that information about Company’s customers is confidential and constitutes trade secrets. Accordingly, Executive agrees that during the term of this Agreement and the Covenant Period, Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company’s relationship with any of its customers or customer prospects by soliciting or encouraging others to solicit any of them for the purpose of diverting or taking away business from Company.

11.2    Nonsolicitation of Company’s Employees. Executive agrees that during the term of this Agreement and the Covenant Period, Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company’s business by soliciting, encouraging, hiring or attempting to hire any of Company’s employees or causing others to solicit or encourage any of Company’s employees to discontinue their employment with Company.

12.    Injunctive Relief. Executive acknowledges that Executive’s breach of the covenants contained in Sections 9-11 (collectively “Covenants”) would cause irreparable injury to Company and agrees that in the event of any such breach, Company shall, in addition to the action it is authorized to take pursuant to Section 7.6, be entitled to seek temporary, preliminary and permanent injunctive relief without the necessity of proving actual damages or posting any bond or other security.

13.    Agreement to Arbitrate. To the fullest extent permitted by law, Executive and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between Company and Executive and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. Claims for breach of Company’s Employee Innovations and Proprietary Rights Agreement, workers’ compensation, unemployment insurance benefits and Company’s right to obtain injunctive relief pursuant to Section 12 above are excluded. For the purpose of this agreement to arbitrate, references to “Company” include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this Agreement shall apply to them to the extent Executive’s claims arise out of or relate to their actions on behalf of Company.

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13.1     Initiation of Arbitration. Either party may exercise the right to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

13.2     Arbitration Procedure. The arbitration will be conducted in Maricopa County, Arizona, by a single neutral arbitrator and in accordance with the then current rules for resolution of employment disputes of the American Arbitration Association (“AAA”). The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of Arizona, and only such power, and shall follow the law. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof.

13.3     Costs of Arbitration. Each party shall bear one half the cost of the arbitration filing and hearing fees, and the cost of the arbitrator.

14.    General Provisions.

14.1     Successors and Assigns. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement.

14.2     Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

14.3    Attorneys’ Fees. In any dispute relating to this Agreement, the losing party shall pay the attorneys’ fees of the prevailing party in addition to its own attorneys’ fees. Any reimbursement of attorney’s fees to which Executive is entitled and which are treated for federal income tax purposes as compensation shall (a) be paid no later than the last day of Executive’s tax year following the tax year in which the expense was incurred, (b) not be affected by any other expenses that are eligible for reimbursement in any tax year and (c) not be subject to liquidation or exchange for another benefit.

14.4    Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

14.5     Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

14.6     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of Arizona. Each party consents to the jurisdiction and venue of the state or federal courts in Maricopa County, Arizona, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

14.7     Notices. Any notice required or permitted by this Agreement shall be in writing and shall be

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delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

14.8     Survival. Sections 8 (“No Conflict of Interest”), 9 (“Post-Termination Non-Competition”), 10 (“Confidentiality and Proprietary Rights”), 11 (“Nonsolicitation”), 12 (“Injunctive Relief’), 13 (“Agreement to Arbitrate”), 14 (“General Provisions”) and 15 (“Entire Agreement”) of this Agreement shall survive Executive’s employment by Company.

14.9    Application of Section 409A.

(a)    Notwithstanding anything set forth in this Agreement to the contrary, no amount payable pursuant to this Agreement which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until Executive has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that Executive is a “specified employee” within the meaning of the Section 409A Regulations as of the date of Executive’s separation from service, no amount that constitutes a deferral of compensation within the meaning of the Section 409A Regulations which is payable on account of Executive’s separation from service shall paid to Executive before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of Executive’s separation from service or, if earlier, the date of Executive’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
(b)    The Company intends that income provided to Executive pursuant to this Agreement will not be subject to taxation under Section 409A of the Code. The provisions of this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. However, the Company does not guarantee any particular tax effect for income provided to Executive pursuant to this Agreement.
15.    Entire Agreement. This Agreement, together with the Plan and any agreement evidencing an Equity Award described in Section 4.2, the Executive Bonus Plan described in Section 4.3, the Employee Innovations and Proprietary Rights Assignment Agreement described in Section 10 and the Form of Confidential Separation and Release Agreement attached hereto as Exhibit A, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and the Board of Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

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THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

EXECUTIVE

Dated: April 27, 2011                /s/ Thomas Dziersk
Thomas Dziersk

____________________________________
ADDRESS

COMPANY

Dated: April 27, 2011                By: /s/ Hamish Brewer
Hamish Brewer

[Signature Page to Executive Employment Agreement]

EXHIBIT A

FORM OF
CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT

This Confidential Separation and Release Agreement (“Agreement”) is between ___________________ (“Employee”) and JDA Software Group, Inc. (the “Company”) (hereinafter the “parties”), and is entered into as of _______________________. This Agreement will not become effective until the expiration of seven (7) days from Employee’s execution of this Agreement (the “Effective Date”).

WHEREAS, Employee has been employed by the Company as ___________ and is a party to that certain Employment Agreement dated _________, as amended by and between the Company and Employee as then in effect immediately prior to the Effective Date (the “Employment Agreement”).

WHEREAS, the Employee’s employment with the Company was terminated effective as of (the “Termination Date”);

WHEREAS, the Company and Employee desire to avoid disputes and/or litigation regarding Employee’s termination from employment or any events or circumstances preceding or coincident with the termination from employment; and

WHEREAS, the Company and Employee have agreed upon the terms on which Employee is willing, for sufficient and lawful consideration, to compromise any claims known and unknown which Employee may have against the Company.

WHEREAS, the parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the employment relationship between Employee and the Company, and the termination thereof;

NOW, THEREFORE, in consideration of these recitals and the promises and agreements set forth in this Agreement, Employee’s employment with the Company will terminate upon the following terms:

1.    General Release: Employee for himself or herself and on behalf of Employee’s attorneys, heirs, assigns, successors, executors, and administrators IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS AND FOREVER DISCHARGES the Company and any current or former stockholders, directors, parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and entities, and their successors and assigns, from any and all claims and causes of action whatsoever, whether known or unknown or whether connected with Employee’s employment by the Company or not, which may have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but not limited to, any claim or cause of action arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or released in this agreement), or under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification (WARN) Act, the Older Workers Benefit Protection Act, or any other municipal, local, state, or federal law, common or statutory.

2.    Covenant Not to Sue: Employee also COVENANTS NOT TO SUE, OR OTHERWISE PARTICIPATE IN ANY ACTION OR CLASS ACTION against the Company or any of the released parties based upon any of the claims released in this Agreement.

3.     Severance Terms: Upon the expiration of seven (7) days from Employee’s execution of this Agreement and provided that this Agreement has become effective in accordance with its terms, in consideration for the promises, covenants, agreements, and releases set forth herein and in the Employment Agreement, the Company agrees to pay Employee the Severance Benefits as defined in and pursuant to the Employment Agreement (the “Severance Benefits”).

4.    Right to Revoke: Employee may revoke this Agreement by notice to the Company, in writing, received within seven (7) days of the date of its execution by Employee (the “Revocation Period”). Employee agrees that Employee will not receive the benefits provided by this Agreement if Employee revokes this Agreement. Employee also acknowledges and agrees that if the Company has not received from Employee notice of Employee’s revocation of this Agreement prior to the expiration of the Revocation Period, Employee will have forever waived Employee’s right to revoke this Agreement, and this Agreement shall thereafter be enforceable and have full force and effect.

5.     Acknowledgement: Employee acknowledges and agrees that: (A) except as to any Severance Benefits which remain unpaid as of the date of this Agreement, no additional consideration, including salary, wages, bonuses or Equity Awards as described in the Employment Agreement, is to be paid to him by the Company in connection with this Agreement; (B) except as provided by this Agreement, Employee has no contractual right or claim to the Severance Benefits; and, (C) payments pursuant to this Agreement shall terminate immediately if Employee breaches any of the provisions of this Agreement.

6.    Non-Admissions: Employee acknowledges that by entering into this Agreement, the Company does not admit, and does specifically deny, any violation of any local, state, or federal law.

7.    Confidentiality: Employee agrees that Employee shall not directly or indirectly disclose the terms, amount or fact of this Agreement to anyone other than Employee’s immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law.

8.    Nondisparagement: Each party agrees that it will not make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame, disparage or in any way criticize the personal or business reputation, practices or conduct of the other including, in the case of the Company, its employees, directors and stockholders.

9.    Acknowledgement of Restrictions; Confidential Information: Employee acknowledges and agrees that Employee has continuing non-competition, non-solicitation and non-disclosure obligations under the Employment Agreement and the Employee Innovations and Proprietary Rights Assignment Agreement between Employee and the Company (the “Proprietary Rights Agreement”). Employee acknowledges and reaffirms Employee’s obligation to continue abide fully and completely with all post-employment provisions of the Employment Agreement and the Proprietary Rights Agreement and agrees that nothing in this Agreement shall operate to excuse or otherwise relieve Employee of such obligations.

11.    Severability: If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and/or construed in remaining part to the full extent allowed by law, with the remaining provisions of this Agreement continuing in full force and effect.

12.    Entire Agreement: This Agreement, along with the Employment Agreement and the Proprietary Rights Agreement which are referred to above, constitute the entire agreement between the Employee and the Company, and supersede all prior and contemporaneous negotiations and agreements, oral or written. This Agreement cannot be changed or terminated except pursuant to a written agreement executed by the parties.

13.    Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, except where preempted by federal law.

14.    Statement of Understanding: By executing this Agreement, Employee acknowledges that (a) Employee has had at least twenty-one (21) or forty-five (45) days, as applicable in accordance with the Age Discrimination in Employment Act, as amended, to consider the terms of this Agreement and has considered its terms for such a period of time or has knowingly and voluntarily waived Employee’s right to do so by executing this Agreement and returning it to the Company; (b) Employee has been advised by the Company to consult with an attorney regarding the terms of this Agreement; (c) Employee has consulted with, or has had sufficient opportunity to consult with, an attorney of Employee’s own choosing regarding the terms of this Agreement; (d) any and all questions regarding the terms of this Agreement have been asked and answered to Employee’s complete satisfaction; (e) Employee has read this Agreement and fully understands its terms and their import; (f) except as provided by this Agreement, Employee has no contractual right or claim to the benefits and payments described herein; (g) the consideration provided for herein is good and valuable; and (h) Employee is entering into this Agreement voluntarily, of Employee’s own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

EXECUTED in __________________________, this day of _______________________, 20___.

_____________________________
EMPLOYEE

EXECUTED in __________________________, this day of _______________________, 20___.

JDA Software Group, Inc.

By: _________________________
Name: ______________________
Title: _______________________